UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2023

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

215 Union Boulevard, Suite 415 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

 On July 1, 2023, the Company and its subsidiaries Green Tree Colorado, LLC, Green Tree Cultivation LLC, GT Retail LLC, and Green Tree MIP LLC, each a Colorado limited liability company, entered into a settlement agreement (“Settlement Agreement”) with Allyson Feiler Downing (“Downing”) and Loree Schwartz (“Schwartz” and together with Downing, “Green Tree Parties”), pursuant to which the Company and the Green Tree Parties agreed to transfer and assign to new entities controlled by the Green Tree Parties, cannabis licenses and related assets owned by (i) GT Retail relating to a cultivation facility and a retail dispensary located in Berthoud, Colorado; (ii) GT MIP relating to a ‘marijuana infused product’ dispensary located in Boulder County, Colorado; and (iii) certain intellectual property in respect thereof (collectively, the “Transferred Assets”). The Company retained accounts payable and certain cannabis inventory in respect of the Transferred Assets. Closing of the transaction is subject to approval of the license transfers by the Colorado Marijuana Enforcement Division as well as local regulatory authorities.

In exchange for the transfer to the Green Tree Parties of the Transferred Assets, the Company and the Green Tree Parties agreed that upon closing, the Green Tree Parties shall transfer and assign to the Company, and the Company shall redeem, 9,917,574 shares of the Company’s Common Stock owned by the Green Tree Parties and originally issued to the Green Tree Parties in the acquisition consummated in December 2022 pursuant to that certain Asset Purchase Agreement dated September 13, 2022, as amended, by and among the Company, Downing, Schwartz and various other parties thereto (the “APA”). Further, other than payments due Michael Abrams, no further payments shall be due either of the Green Tree Parties or any affiliate thereof under the APA or otherwise.

On July 1, 2023, the Company terminated the employment of each of Downing and Schwartz and each of Downing and Schwartz entered into a Termination of Employment Agreement and Mutual General Release with the Company (“Termination Agreements”). The Termination Agreements provide for the termination of employment by the Company of each of Downing and Schwartz, including a termination of their respective Employment Agreements with the Company dated December 12, 2022, mutual releases, and a waiver of the non-compete and non-solicitation agreements contained in the APA. The parties also executed a separate waiver in respect thereof (“Waiver”).

Furthermore, also on July 1, 2023, the Company and a newly-formed entity controlled by the Green Tree Parties entered into a consulting agreement pursuant to which such entity together with Downing agreed to pay consulting fees to the Company in an aggregate amount equal to $289,452.39, subject to and conditioned upon the Company’s completion of payments under the APA to Michael Abrams of $562,380.95 (“Consulting Agreement”).

On July 1, 2023, the parties also entered into a Transition Services Agreement pursuant to which the Green Tree Parties will provide certain administrative and management services on a transition basis to the Company in respect of the Transferred Assets in exchange for retaining all revenue generated from the businesses relating to the Transferred Assets; until such time as the transfer under the Settlement Agreement is consummated.

The foregoing descriptions of the Settlement Agreement, Termination Agreements, Waiver, Consulting Agreement and TSA do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, each of which is annexed hereto as Exhibits 10.1 – 10.6, respectively, and are incorporated herein by reference.

Reference is made to the Company’s Form 8-Ks filed on September 19, 2022 and December 13, 2022 for a complete description of the original acquisition by the Company of assets owned by the Green Tree Parties and certain other parties thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2023, the Company terminated the employment of Allyson Feiler Downing, the Company’s Chief Marketing Officer and a member of the Company’s Board of Directors. Ms. Downing remains on the Board. Reference is made to Item 1.01 hereof for a complete description of such termination, which is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(b)            Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement dated July 1, 2023 by and among the Company, Allyson Feiler Downing, Loree Schwartz and certain other parties thereto.
10.2	Termination of Employment Agreement and Mutual General Release dated July 1, 2023 by and between the Company and Allyson Feiler Downing.
10.3	Termination of Employment Agreement and Mutual General Release dated July 1, 2023 by and between the Company and Loree Schwartz.
10.4	Waiver dated July 1, 2023.
10.5	Consulting Agreement dated July 1, 2023 by and among the Company, Allyson Feiler Downing and Green Tree Berthoud, LLC.
10.6	Transition Services Agreement dated July 1, 2023 by and among the Company, Green Tree Colorado LLC, Allyson Feiler Downing and Loree Schwartz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2023

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer